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                                  Exhibit 5
                                                                  EXHIBIT D
                                                                  TO INVESTMENT
                                                                  AGREEMENT
                                                                  -------------


                              STANDSTILL AGREEMENT

                  STANDSTILL AGREEMENT, dated as of _____ __, 1996, among Mountasia Entertainment International, Inc., a Georgia corporation (the "COMPANY"), and MEI Holdings, L.P., a Delaware limited partnership (the "PURCHASER").

                                    RECITALS
                                    --------

                  A. The Company and the Purchaser have entered into an Investment Agreement (the "INVESTMENT AGREEMENT"), dated June 5, 1996, pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser will acquire certain shares of Common Stock, no par value, of the Company ("COMMON STOCK").

                  B. Upon the closing of the purchase and sale of Common Stock pursuant to the Investment Agreement, the Company and the Purchaser will enter into a Warrant Agreement in the form attached as Exhibit A to the Investment Agreement (the "WARRANT AGREEMENT").

                  C. The Company and the Purchaser desire to make certain provisions in respect of their relationship during the next ten years.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:


                                 I. DEFINITIONS
                                    -----------

                  1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, as used herein, the following terms have the following meanings when used herein with initial capital letters:

                           (a)      "AFFILIATE" of any Person means any other
Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and for the purposes of this definition only "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

                           (b)      A Person will be deemed the "BENEFICIAL
OWNER" of, and will be deemed to "BENEFICIALLY OWN", and will be deemed to have "BENEFICIAL OWNERSHIP" of:




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                                    (i)     any securities that such Person or
         any of such Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                                    (ii)    any securities (the "underlying
         securities") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities),

PROVIDED, that a Person will not be deemed to beneficially own shares of Common Stock receivable upon the exercise of the Warrant unless and until there have occurred all events necessary to permit the Person to receive such shares.

                           (c)      "BOARD" means the Board of Directors of the
Company.

                           (d)      "BOARD APPROVAL" means the approval of a
majority of the members of the Board who (a) are not employees of the Company or any of its Affiliates and (b) have not been designated for election to the Board by the Purchaser pursuant to the terms of Article III hereof.

                           (e)      "EXCHANGE ACT"  means the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           (f)      "PERSON" means an individual, a corporation,
a partnership, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

                           (g)      "RESTRICTED SECURITIES" means any Voting
Securities and any other securities convertible into, exchangeable for or exercisable for Voting Securities (whether immediately or otherwise), except any securities acquired pursuant to the Investment Agreement, the Warrant Agreement [or the Credit Facility].

                           (h)      "SECURITIES ACT" means the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

                           (i)      "SUBSIDIARY" means a subsidiary within the
meaning of Rule 405 under the Securities Act.




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                           (j)      "TOTAL VOTING POWER" means, at any time,
the aggregate number of votes which may then be cast by all holders of outstanding Voting Securities in the election of directors of the Company.

                           (k)      "VOTING SECURITIES" means the Common Stock
and all other securities of the Company entitled to vote in the election of directors of the Company, except to the extent such voting rights are dependent upon the non-payment of dividends, events of default or bankruptcy or other events not in the ordinary course of business.



                          II. COVENANTS OF SHAREHOLDERS
                              -------------------------


                  2.1. ACQUISITION OF RESTRICTED SECURITIES. Without prior Board Approval, the Purchaser will not purchase or otherwise acquire beneficial ownership of any Restricted Securities if after such acquisition the Purchaser would have, in the aggregate, beneficial ownership of 50% or more of the Total Voting Power, provided, however, that the foregoing restriction will not apply to any acquisition of Restricted Securities (i) pursuant to a rights offering made to all holders of Common Stock by the Company (including without limitation any standby underwriting or similar arrangements relating thereto) pursuant to Board Approval or (ii) otherwise permitted hereunder.

                  2.2. OTHER RESTRICTIONS. Without prior Board Approval, except as otherwise permitted hereunder, the Purchaser will not do any of the following:

                  (a) solicit proxies from other shareholders of the Company, in opposition to a recommendation of the Board, for any matter to be considered at any meeting of the shareholders of the Company [except as permitted by this Agreement];

                  (b) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Affiliates of the Purchaser; and

                  (c) deposit any Voting Securities of the Company into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of the Purchaser; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement.




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                  2.3.  NO BREACH.  The Purchaser will not be deemed to
have breached the terms of Section 2.1 above if Restricted Securities beneficially owned by it exceed the percentage limitation set forth in Section
2.1 due to any reduction in Total Voting Power.


                            III. COVENANTS OF COMPANY
                                 --------------------


                  3.1. DIRECTORS AND VOTING. (a) The Board, at each meeting of stockholders of the Company at which directors are elected, will nominate for election as directors of the Company such number of persons determined in accordance with Section 3.1(d), who shall each be designated by the Purchaser. The Company will solicit proxies from its stockholders for such nominees and vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary.

                  (b) If any director of the Company designated by the Purchaser ceases to be a director of the Company, the Board will promptly upon the request the Purchaser elect a person designated by the Purchaser to replace such director.

                  (c) If the total number of seats on the Board (including any vacant seats) is increased at any time between meetings of stockholders of the Company at which directors are elected, the Board will elect persons designated by the Purchaser to fill such additional seats so that after such election the total number of persons on the Board designated by the Purchaser at least equals the number determined in accordance with Section 3.1(d).

                  (d) The number of persons designated by the Purchaser that must be nominated by the Board for election as directors of the Company as provided herein will be sufficient so that the number of Board designees of the Purchaser relative to the number of directors constituting the whole Board is proportional (rounded down to the next lowest number) to the Purchaser's then-beneficial ownership of outstanding Voting Securities in relation to the then Total Voting Power ("Proportional"); PROVIDED, HOWEVER, that (i) so long as the Purchaser has beneficial ownership of more than 10% of the outstanding Voting Securities, in no event will the number of such persons be less than two and (ii) in no event will the Company be obligated to take any action hereunder that would result in the number of directors elected pursuant to the Purchaser's designation exceeding more than one less than a majority of the total number of directors.

                  (e) At all times after the date hereof at which the Purchaser has beneficial ownership of more than 10% of the Total Voting Power, the Board shall ensure that at least one director



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designated by the Purchaser is a member of each committee of the Board.
Provision will be made by the Company so that each committee member may designate another director to act as his alternate on such committee. Such an alternate, in the absence of the director who designated him, may vote and participate in the activities of the committee as if he were a member thereof.

                  3.2. NON-SOLICITATION. So long as the Purchaser shall have beneficial ownership of more than 10.0% of the Total Voting Power, the Company will not take any action to solicit, promote or arrange for, or (except as required by law) assist in, the acquisition by any person, entity or group, together with all persons and entities controlling, controlled, by or under common control or in a group with it, of 10.0% or more of the Total Voting Power or of all or any significant part of the assets of the Company; PROVIDED, HOWEVER, that the Company will be free to respond to and authorize negotiations with respect to a proposed transaction initiated by a third party and not solicited by the Company subsequent to the date hereof to the extent required by the fiduciary duties of the Board.



                                 IV. TERMINATION
                                     -----------

                  4.1. TERMINATION. This Agreement will terminate upon the earliest to occur of the following dates or events:

                  (a)  the tenth anniversary of the date of this Agreement;

                  (b) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the announcement by any person, entity or group (other than the Purchaser) that it intends to commence a tender offer for or otherwise acquire Voting Securities if, after the completion of such proposed tender offer or acquisition such person, entity or group, together with all persons and entities controlling, controlled by or under common control (or in a group with it), would own 10.0% or more of the Total Voting Power;

                  (c) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the acquisition by any person, entity or group of 10% or more of the Total Voting Power or the filing by any person, entity or group (other than the Purchaser) of any document with a governmental agency (including without limitation a Schedule 13D with the Securities and Exchange Commission or a notification under the Hart-Scott-Rodino Antitrust Improvement Act) to the effect that such person, entity or group intends or contemplates acquiring Voting Securities, if after the completion of such proposed acquisition such person, entity or group, together with all persons and entities



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controlling, controlled by or under common control or in a group with it, would own 10% or more of the Total Voting Power.

                  (d) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the execution, approval by the Board of Directors of the Company, or announcement of an agreement, agreement in principle or proposal (whether or not subject to approval by the Board of Directors of the Company or other corporate action) that provides for or involves (i) the merger of the Company with or into any other entity, or (ii) the sale of all or any significant part of the assets of the Company, (iii) the reorganization or liquidation of the Company; or (iv) any similar transaction or event that is subject to approval by the stockholders of the Company;

                  (e) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice at any time following the failure by the Board or the Company to observe any of the provisions of Article III hereof which breach has continued for at least five calendar days after notice thereof to the company from the Purchaser;

                  (f) the failure of the shareholders of the Company to elect any director designated under this Agreement by the Purchaser or the removal of any such recommended director from the Board or the failure of the Board to replace any director designated by the Purchaser with a person designated by the Purchaser; or the failure of the Board of Directors of the Company to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(e); and

                  (g) the written agreement of the parties to terminate this Agreement.


                                V. MISCELLANEOUS
                                   -------------


                  5.1. SPECIFIC PERFORMANCE. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or the Purchaser, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity, provided, however, that in the event the Company breaches or is unable to perform (even if legally excused therefrom) Section 3.1, the obligations of the Purchaser under Article II hereof will terminate without further action but the Company will have no liability for damages as a result thereof.




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                  5.2.     NOTICES.  All notices, requests and other
communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

                  if to the Company, to:

                           Mountasia Entertainment International, Inc.
                           5895 Windward Parkway, Suite 220
                           Alpharetta, Georgia 30202-4128
                           Attention: Chief Executive Officer
                           Fax: (770) 442-6655

                  with a copy to:

                           Rogers & Hardin
                           2700 Cain Tower
                           229 Peachtree Street
                           Atlanta, Georgia  30303
                           Attention:  Edward J. Hardin
                           Fax:  (404) 525-2224

                  If to any member of the Purchaser, to:

                           MEI Holdings, L.P.
                           4200 Texas Commerce Tower
                           Dallas, Texas 75201
                           Attention:  Daniel A. Decker
                           Fax:  (214) 220-4949

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Robert A. Profusek, Esq.
                           Fax:  (212) 755-7306

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 5.2.

                  5.3.     AMENDMENTS: NO WAIVERS.   (a)  Any provision of
this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein



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provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  5.4. EXPENSES. Except as otherwise provided herein or in the Investment Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

                  5.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, HOWEVER, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, except that the Purchaser may assign delegate or otherwise transfer any of its rights hereunder to any of its Affiliates which commits to the Company in writing to be bound by the terms hereof (but no such transfer shall relieve the Purchaser of its obligations hereunder). Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  5.6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

                  5.7. ENTIRE AGREEMENT. This Agreement, the Investment Agreement and the documents contemplated thereby (and all exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

                  5.8. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MOUNTASIA ENTERTAINMENT
                                          INTERNATIONAL, INC.


                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                          MEI HOLDINGS, L.P.

                                          By:      MEI GenPar, L.P., its
                                                   general partner

                                          By:      HH GenPar Partners, its
                                                   general partner and
                                                   co-manager

                                          By:      Hampstead Associates, Inc.,
                                                   its general partner and co-
                                                   manager


                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


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